LIMITED POWER OF ATTORNEY

For Executing Securities and Exchange Commission Forms 3, 4 and 5

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Edsel A. Bittle, Gerard A. Chamberlain, and Michael A. DiGregorio, signing individually, his or her true and lawful attorney-in-fact to, from time to time:

1. Execute for and on behalf of the undersigned any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 and the rules promulgated thereunder; and

2. Take any and all additional actions for and on behalf of the undersigned which any of them deems necessary or desirable to prepare and execute any and all such Forms 3, 4, and 5 and timely file such Forms with the United States Securities and Exchange Commission and any other authority.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to take any and all actions requisite, necessary, or proper in the exercise of any of the rights and powers granted herein, as fully as the undersigned could do if personally present, and hereby ratifies and confirms all that any such attorney-in-fact lawfully does or causes to be done by virtue of this Limited Power of Attorney and the rights and powers granted herein. The undersigned agrees that this Limited Power of Attorney shall survive the incapacity or disability of the undersigned. The undersigned hereby acknowledges that none or the foregoing attorneys-in-fact, in serving in that capacity at the undersigned's request, assumes any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any liabilities for any failure of the undersigned to so comply.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Limited Power of Attorney this 5th day of June, 2007.

        /s/ Oliver R. Sockwell

      Signature

Oliver R. Sockwell

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